U.S. Bank | Confidential 1 U.S. Bancorp 1Q25 Earnings Conference Call April 16, 2025

U.S. Bancorp 2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, future economic conditions and the anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties: deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association, to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital; increases in Federal Deposit Insurance Corporation (FDIC) assessments, including due to bank failures; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; uncertainty regarding the content, timing, and impact of changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to adverse developments affecting the banking sector; changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities; changes in trade policy, including the imposition of tariffs or the impacts of retaliatory tariffs; changes in interest rates; increases in unemployment rates; deterioration in the credit quality of U.S. Bancorp’s loan portfolios or in the value of the collateral securing those loans; changes in commercial real estate occupancy rates; risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer; impacts of current, pending or future litigation and governmental proceedings; increased competition from both banks and non-banks; effects of climate change and related physical and transition risks; changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands; breaches in data security; failures or disruptions in or breaches of U.S. Bancorp’s operational, technology or security systems or infrastructure, or those of third parties, including as a result of cybersecurity incidents; failures to safeguard personal information; impacts of pandemics, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events; impacts of supply chain disruptions, rising inflation, slower growth or a recession; failure to execute on strategic or operational plans; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; effects of changes in or interpretations of tax laws and regulations; management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2024, and subsequent filings with the Securities and Exchange Commission. Factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of U.S. Bancorp’s control or cannot be reasonably predicted. For the same reasons, U.S. Bancorp’s management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

U.S. Bancorp 3 ▪ Prudent expense discipline › Six consecutive quarters of flat expenses and three straight quarters of positive operating leverage, as adjusted1 ▪ Steady financial performance › Highly diversified revenue mix; Organic growth focus; Fee income represented 41% of total net revenue ▪ Strong capital profile › Continued capital accretion with modest share buybacks; Improving book and tangible book values per share ▪ Effective balance sheet management › Improved funding mix and continued rate paid discipline; Deposit beta and mix shift levels in-line with expectations ▪ Stable credit quality › Improvement in delinquencies, nonperforming assets, and net charge offs on a linked quarter basis 1Q25 Highlights $1.03 10.8% 20 bps vs 4Q24 Earnings per share CET1 Ratio2 YoY Adjusted Positive Operating Leverage1 Return on Tangible Common Equity1 1 Non-GAAP; See appendix for calculations and description of notable items 2 Common equity tier 1 capital to risk-weighted assets; 4Q24 reflects Basel III standardized approach with 5 year current expected credit losses (CECL) transition; 1Q25 fully reflects implementation related to the CECL methodology 270 bps 17.5% 1Q25 Noninterest Income Growth (YoY) 5.0%

U.S. Bancorp 4 An Exceptional Banking Franchise As a % of Total Revenue1,2 ■ Payment Services ■ Consumer & Business Banking ■ Wealth, Corporate, Commercial & Institutional Banking Fee income represents 41% of U.S. Bancorp’s total net revenue1 Balance sheet3 Clients4 $669B Assets ~13M Consumers $610B Earning Assets ~1.4M Businesses $507B Deposits ~500K Wealth clients $379B Loans ~45K Corporate and Institutional Key statistics $925B Total purchase volume5 $524B Assets under management4 ~$11T Assets under custody and administration6 107 Fortune Global Company ranked by revenue7 Client centers Branch network Map does not include our European locations 32% 42% 26% 1 For the three months ended March 31, 2025 taxable-equivalent basis. 2 Business line revenue percentages exclude Treasury and Corporate Support; Non-GAAP; see appendix for reconciliation. 3 Average balances for 1Q25. 4 Data as of February 28, 2025. 5 Total purchase volume shown on a trailing 12- month basis for Retail Payment Solutions (Payments: Consumer and Small Business), Corporate Payment Solutions and Merchant Acquiring for 1Q25. 6 Amount reported as of March 31, 2025. 7 Source: Fortune Global 500 Ranking (2024)

U.S. Bancorp 5 Committed to Achieving Our Financial Targets ROA ROTCE Fee Income Growth Efficiency Ratio 1.15% to 1.35% High teens Mid-single digits Mid-to-high 50s Medium-term Targets1 Organic Growth Key strategic priorities Payments Transformation Expense Management Deepening relationships, interconnected product set, and broader reach Execution-focused and targeted strategy; Embedded money movement Capacity to deliver positive operating leverage and fund organic growth 1 2 3 Strong foundation built on financial and risk management discipline 1 Medium-term represents 2026 & 2027; subject to economic assumptions outlined in the appendix

1 Expense Management

Delivering Positive Operating Leverage and Funding Organic Growth

Efficiency and productivity momentum supported by four cost-save initiatives

***6 consecutive quarters** of expense discipline;*
*Positive operating leverage for **3 straight quarters**[3]*


Year-over-year change
23.1%[1]
20.8%[1]
18.1%[1]
6.3%[1]
(2.7)%
(1.7)%
(1.0)%
0.0%
0.9%
$4,311
$4,259
$4,246
$4,204
$4,194
$4,188
$4,204
$4,202
$4,232
510 bps
-100 bps
-690 bps
-470 bps
-370 bps
-290 bps
30 bps[2]
190 bps
270 bps
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
Noninterest expense ($M) as adjusted[3]
YoY operating leverage as adjusted[3]

Four "in-flight" expense initiatives:

- Real estate rationalization
- Organizational simplicity
- AI / automation
- Location optimization

U.S. Bancorp

[1] Impacted by the December 2022 Union Bank acquisition
[2] 3Q24 operating leverage adjusted for securities gains (losses) related to investment portfolio repositioning
[3] Non-GAAP; adjusted for notable items; See appendix for calculations and description of notable items

6

2 Organic Growth

Prioritizing Organic Growth Opportunities

Diversified fee businesses support our mid-single digit growth target


Fee Revenue Growth[1]
Year over year growth (FY2024 vs. FY2023)
$10,762M
+$403M
+9.8%
+$118M
+2.9%
+$87M
+16.1%
-$170M
-8.2%
4.1%
$11,200M
2023 Fee income
Trust & Inv Mgmt., Capital Markets / Investment Products
Payments
Mortgage
Other[2]
2024 Fee income

Our growth target is supported by:

- Improving momentum in fee revenues
- Dissipating headwinds (e.g., exit of ATM cash provisioning business)
- Focusing execution on growth initiatives

Select **key initiatives**:

Capital Markets product expansion
Bank Smartly® interconnected solutions
Treasury Management scale up
Edward Jones partnership
Expansion Markets

[1] Total noninterest income, less securities gains (losses)
[2] Other includes services charges and all other fee revenue

U.S. Bancorp
7

3 Payments Transformation

Committed to Our Payments Franchise

Strategy focused on accelerating growth



Trailing 12-months total purchase volume[1]
$ in Billions
4.0% CAGR
$856
$893
$925
1Q23
1Q24
1Q25



Total Payments average loans
$ in Billions
6.1% CAGR
$37
$40
$42
1Q23
1Q24
1Q25

Target growth inline with the market

Our "execution-focused" payments transformation entails:

- Redeploy expense saves to scale marketing efforts and sales capacity
- Sharper focus on affluent consumers (e.g., Bank Smartly®)
- Greater interconnection to other bank products (e.g., Business Essentials)
- Stronger execution on key growth initiatives (e.g., Elan, Union Bank client penetration, Merchant Processing Services tech-led)

[1] Total purchase volume shown on a trailing 12-month basis for Retail Payment Solutions (Payments: Consumer and Small Business), Corporate Payment Solutions and Merchant Acquiring

U.S. Bancorp 8

U.S. Bancorp 9 Streamlining Our Execution Consumer and Business Banking (CBB) Payment Services Wealth, Corporate, Commercial and Institutional Banking (WCIB) CBB Products Branch and Small Business Banking (BSBB) Payments: Consumer and Small Business (PCS) Payments: Merchant and Institutional (PMI) WCIB Products Institutional Client Group (ICG) Operations Revised management structure supports our execution priorities Technology Corporate Functions

1Q25 Results Summary

Income Statement

$ in millions, except EPS	1Q25	Change vs. Prior Period Adjusted 4Q24[1]	1Q24[1]
Net interest income[2]	$4,122	(1.3) %	2.7 %
Noninterest income	2,836	0.1	5.0
Noninterest expense	4,232	0.7	0.9
Net income to Company	1,709	(2.1)	12.6
Diluted EPS	$1.03	(3.7)	14.4

Balance Sheet

$ in billions	Ending balance 1Q25	Avg balance 1Q25	Average Period Balance change vs. 4Q24	1Q24
Total assets	$676.5	$669.4	(0.4) %	2.4 %
Earning assets	613.8	610.2	(0.7)	2.4
Total loans	381.8	379.0	0.9	2.1
Total deposits	512.5	506.5	(1.1)	0.7

Credit Quality

$ in millions	1Q25	Change vs. 4Q24	1Q24
Nonperforming assets	$1,727	(5.7) %	(3.3) %
NPA ratio	0.45 %	(3) bps	(3) bps
Net charge-off ratio	0.59 %	(1) bps	6 bps
90+ Day Delinquency	0.21 %	— bps	2 bps

Capital

	1Q25	Change vs. 4Q24	1Q24
CET1 capital ratio[3,4]	10.8 %	20 bps	80 bps
Total risk-based capital ratio[4]	14.4 %	10 bps	70 bps
Book value per share	$34.16	2.9 %	9.3 %
Tangible book value per share[1]	$25.64	4.1 %	13.8 %
Earnings returned (millions)[5]	$946		

[1] Non-GAAP; see the appendix for calculations and description of notable items. [2] Taxable-equivalent basis; see appendix for calculation. [3] Common equity tier 1 capital to risk-weighted assets. [4] 1Q24 and 4Q24 reflect Basel III standardized approach with 5 year CECL transition; 1Q25 fully reflects implementation related to the CECL methodology. [5] Earnings returned (millions) = total common dividends paid and aggregate value of common shares repurchased inclusive of treasury shares repurchased in connection with stock compensation plans

U.S. Bancorp 10

U.S. Bancorp 11 Performance Ratios 1 Non-GAAP; see appendix for calculations and description of notable items 2 Net interest margin on a taxable-equivalent basis 0.93% 1.03% 1.04% 0.81% 0.98% Return on Average Assets Adjusted for notable items 1Q24 4Q24 1Q25 11.6% 12.7% 12.3% 10.0% 12.1% Return on Average Common Equity Adjusted for notable items 1Q24 4Q24 1Q25 17.4% 18.3% 17.5% 15.1% 17.4% Return on Tangible Common Equity Adjusted for notable items 1Q24 4Q24 1Q25 66.4% 61.5% 60.8% 62.5% 59.9% 60.8% 2.70% 2.71% 2.72% Adjusted Efficiency Ratio Efficiency Ratio Net Interest Margin 1Q24 4Q24 1Q25 Return on Average Assets Return on Average Common Equity Return on Tangible Common Equity1 Efficiency Ratio1 & Net Interest Margin 2 11 1 1 2 11 1 1

U.S. Bancorp 12 $503 $514 $509 $512 $507 2.77% 2.83% 2.79% 2.57% 2.39% Average Deposits Avg Yield on Interest-bearing Deposits % 1Q24 2Q24 3Q24 4Q24 1Q25 Balance Sheet Summary Proactive balance sheet management and pricing discipline Total Average Deposits Highlights Total Average Loans $371 $375 $374 $376 $379 6.20% 6.19% 6.25% 6.03% 5.91% Average Balance Avg Yield % 1Q24 2Q24 3Q24 4Q24 1Q25 Investment Portfolio End of Period Balances $ in billions 1 Balances exclude unrealized gains (losses) ▪ Deposit dynamics in line with seasonal patterns; Emphasis on pricing discipline; Total noninterest bearing mix stable at ~16% ▪ Loan yield impacted by short-term rates partially offset by higher revolve mix; Capital-efficient growth focus ▪ Investment securities portfolio supports a balanced approach to managing capital, liquidity, and interest rate risk $162 $168 $167 $171 $171 2.96% 3.15% 3.20% 3.14% 3.10% Ending Balance Avg Yield % 1Q24 2Q24 3Q24 4Q24 1Q25 1

U.S. Bancorp 13$ in millions 1 Non-GAAP; see appendix for calculations 1Q25 4Q24 1Q24 Loans $5,533 $5,674 $5,712 Loans held for sale 28 50 37 Investment securities 1,308 1,326 1,175 Other interest income 647 781 840 Total interest income $7,516 $7,831 $7,764 Deposits $2,511 $2,772 $2,884 Short-term borrowings 249 257 270 Long-term debt 664 656 625 Total interest expense $3,424 $3,685 $3,779 Net interest income $4,092 $4,146 $3,985 Taxable-equivalent adjustment 30 30 30 Net interest income, on a taxable-equivalent basis1 $4,122 $4,176 $4,015 Net interest margin (taxable-equivalent basis) 2.72% 2.71% 2.70 % Net Interest Income (taxable-equivalent basis)1 -1.3% Linked Quarter +2.7% Year-Over-Year Net Interest Income ▪ Year-over-year performance driven by the mix of earning assets, fixed asset repricing and modest loan growth, partially offset by deposit mix ▪ Linked quarter decline due to fewer days and deposit seasonality ▪ Net interest margin increased both sequentially and year-over-year

U.S. Bancorp 14 ▪ Year-over-year increase driven by higher revenue across most fee income categories ▪ On a linked quarter basis, noninterest income improvement was driven by higher mortgage banking and capital markets revenue $ in millions Payments = card, corporate payment products and merchant processing 1Q25 4Q24 1Q24 Payments $1,002 $1,043 $977 Trust and investment management 680 703 641 Service charges 315 314 315 Capital markets revenue 382 364 388 Mortgage banking revenue 173 116 166 Investment product fees 87 87 77 Securities gains (losses), net — (1) 2 Other 197 207 134 Noninterest Income $2,836 $2,833 $2,700 Noninterest Income Noninterest Income +0.1% Linked Quarter +5.0% Year-Over-Year

U.S. Bancorp 15 ▪ Year-over-year adjusted noninterest expense increase was driven by increases across several categories, which was partially offset by lower compensation and benefits, as well as professional services ▪ On a linked quarter basis, adjusted noninterest expense increased slightly due to seasonally higher compensation and benefits, marketing and business development, and all other expense categories $ in millions 1 Non-GAAP; see the appendix for calculations and description of notable items 1Q25 4Q24 1Q24 Compensation and benefits $2,637 $2,607 $2,691 Technology and communications 533 534 507 Occupancy and equipment 306 317 296 Professional services 98 135 110 Marketing and business development 182 160 136 All other 476 449 454 Total Noninterest Expense, Adjusted1 $4,232 $4,202 $4,194 Notable Items1 — 109 265 Total Noninterest Expense, Reported $4,232 $4,311 $4,459 Noninterest Expense Reported -1.8% Linked Quarter -5.1% Year-Over-Year Excluding Notable Items1 +0.7% Linked Quarter +0.9% Year-Over-Year

U.S. Bancorp 16 Amount ($B) Reserve (%) Commercial $2.2 1.5% Commercial Real Estate 1.4 3.0% Residential Mortgage 0.8 0.7% Credit Card 2.6 9.1% Other Retail 0.9 2.0% Total $7.9 2.1% Change vs. 1Q25 4Q24 1Q24 Non-performing Assets Balance $1,727 $(105) $(59) NPAs/Period-end Loans plus OREO 0.45% (3) bps (3) bps Net Charge-offs NCOs $547 $(15) $59 NCOs/Avg Loans 0.59% (1) bps 6 bps Provision for Credit Losses $ in millions, unless specified Credit Quality Trends were favorable linked quarter despite continued stress in CRE Office and economic uncertainty Net Charge-offs and Nonperforming Assets Highlights Allowance for Credit Losses by Loan Category, 1Q25 ▪ $10M reserve release reflects a more favorable portfolio mix and improved credit quality, which was partially offset by increased economic uncertainty ▪ CRE Office segment is appropriately reserved at 10.9% 2.11% 2.11% 2.12% 2.09% 2.07% ($7) ($2) ($10) $553 $568 $557 $560 $537 $488 $538 $564 $562 $547 $65 $30 NCOs Reserve Build (Release) Allowance for Credit Losses/ Period-end Loans 1Q24 2Q24 3Q24 4Q24 1Q25

Capital Management

Balancing our continued capital accretion with modest share buybacks


CET1 Ratio[1]
8.5%
10.0%
10.3%
10.5%
10.6%
10.8%
7.6% CET1 Ratio Regulatory Minimum Binding Capital Constraint
1Q23
1Q24
2Q24
3Q24
4Q24
1Q25
CET1 Ratio including AOCI[2]
6.5%
7.8%
8.1%
8.6%
8.6%
8.8%

1st Quarter Highlights

- CET1 ratio increased 20 basis points to 10.8% driven by earnings accretion, net of distributions; Completed common stock repurchases of $100 million in the quarter
- Effective hedging program continues to support rate neutrality and our overall capital positioning
- CET1 ratio (including AOCI) improved to 8.8% as of March 31, 2025

U.S. Bancorp

[1] Ratios for periods prior to January 1, 2025 calculated in accordance with transitional regulatory requirements related to the CECL methodology; 1Q25 fully reflects implementation related to the CECL methodology

[2] Non GAAP; see appendix for calculations

17

U.S. Bancorp 18 Balance Sheet and Net Interest Margin Path 1Q25 NIM 2.72% Loan Growth/Mix + Fixed Repricing ‘+10 to 20bps Investment Portfolio Mgmt + Fixed Repricing ‘+10 to 15bps Deposit Mix + Funding Optimization ‘+5 to 15bps Medium-term NIM1 3.00%+ Projected Balance Sheet Path Projected NIM Expansion Drivers Not expecting to become a Category II bank before 2027 1 Medium-term represents 2026 & 2027; subject to economic assumptions outlined in the appendix Avg Earning Assets Avg Non-earning Assets 1Q25 4Q25 4Q26 2027+ $669B $675-685B $685-695B $700B+ Total Average Assets

Guidance – 2Q and FY 2025

1Q25 Performance

	1Q Guidance	1Q Result
Net interest income[1]	**Relatively stable** vs. Q4 2024 of $4,176M (excluding day count impact)	**$4,122M**
Total noninterest expense	**Relatively stable** vs. Q4 2024 adjusted of $4,202M[2]	**$4,232M**
Positive operating leverage[3]	**200+ bps**	**270 bps[2]**

2Q25 Guidance

Net interest income[1]	**$4.1B to $4.2B**
Total noninterest income	**~$2.9B**
Total noninterest expense	**$4.2B or Lower**
Positive operating leverage[3]	**200+ bps**

FY 2025 Guidance

Total net revenue	**+3% to 5%** *vs. FY 2024 of $27.6B[1,4]*
Positive operating leverage[3,5]	**200+ bps**

All guidance is on an adjusted basis
[1] Taxable-equivalent basis; see appendix for calculation; [2] Non-GAAP; as adjusted for notable items; see appendix for calculations and descriptions of notable items; [3] As calculated on a year-over-year basis; [4] Non-GAAP; excludes $119M of securities losses taken in 3Q24 related to investment portfolio repositioning, see appendix for calculation; [5] Excluding the impact of securities gains or losses

U.S. Bancorp 19

U.S. Bancorp 20 Marching Towards Our Medium-Term Targets 1Q 2024 1Q 2025 Medium-term Target5 Return on Average Assets 0.93%1 1.04% 1.15% to 1.35% Return on Tangible Common Equity 17.4%1 17.5% High Teens Fee Income Growth2 6.3% 5.1% Mid-single digits Efficiency 62.5%1 60.8% Mid-to-high 50s Operating Leverage (YoY)1 (370) bps 270 bps Committed to Positive Operating Leverage CET1 Capital Ratio (Cat III)3 10.0% 10.8% ~10% Cat II pro forma CET1 Capital Ratio with AOCI4 7.8% 8.8% 1 Non-GAAP; as adjusted for notable items; see appendix for calculation and description of notable items. 2 Total noninterest income, less securities gains (losses). 3 1Q24 ratio calculated in accordance with transitional regulatory requirements related to the CECL methodology; 1Q25 fully reflects implementation related to the CECL methodology. 4 Non-GAAP; see appendix for calculation. 5 Medium-term represents 2026 & 2027; subject to economic assumptions outlined in the appendix. 4 4

U.S. Bancorp 21 The Path Forward Strong Foundation... Efficient Execution... Organic Growth... ▪ Acquired scale / capabilities ▪ Accelerated capital build ▪ Prudent expense management ▪ Deep management bench and culture ▪ Risk and financial discipline ▪ Diversified business mix ▪ Greater interconnectivity ▪ Payments transformation ▪ Medium-term targets Foundation Execution Growth

U.S. Bancorp 22 Appendix

Income Statement Detail

$ in millions, except EPS	1Q25	4Q24	1Q24	Reported % Change vs 4Q24	Reported % Change vs 1Q24	Notable Items[2] 1Q25	Notable Items[2] 4Q24	Notable Items[2] 1Q24	Excluding Notable Items[2] % Change vs 4Q24	Excluding Notable Items[2] % Change vs 1Q24
Net Interest Income	$4,092	$4,146	$3,985	(1.3) %	2.7 %	$—	$—	$—	(1.3) %	2.7 %
Taxable-equivalent Adjustment	30	30	30	—	—	—	—	—	—	—
Net Interest Income (taxable-equivalent basis)	4,122	4,176	4,015	(1.3)	2.7	—	—	—	(1.3)	2.7
Noninterest Income	2,836	2,833	2,700	.1	5.0	—	—	—	.1	5.0
Net Revenue	**6,958**	**7,009**	**6,715**	**(.7)**	**3.6**	**—**	**—**	**—**	**(.7)**	**3.6**
Noninterest Expense	4,232	4,311	4,459	(1.8)	(5.1)	—	109	265	.7	.9
Operating Income	**2,726**	**2,698**	**2,256**	**1.0**	**20.8**	**—**	**(109)**	**(265)**	**(2.9)**	**8.1**
Provision for credit losses	537	560	553	(4.1)	(2.9)	—	—	—	(4.1)	(2.9)
Income Before Taxes	**2,189**	**2,138**	**1,703**	**2.4**	**28.5**	**—**	**(109)**	**(265)**	**(2.6)**	**11.2**
Applicable Income Taxes	473	468	377	1.1	25.5	—	(27)	(66)	(4.4)	6.8
Net Income	**1,716**	**1,670**	**1,326**	**2.8**	**29.4**	**—**	**(82)**	**(199)**	**(2.1)**	**12.5**
Noncontrolling Interests	(7)	(7)	(7)	—	—	—	—	—	—	—
Net Income to Company	**1,709**	**1,663**	**1,319**	**2.8**	**29.6**	**—**	**(82)**	**(199)**	**(2.1)**	**12.6**
Preferred Dividends/Other	106	82	110	29.3	(3.6)	—	(1)	(1)	27.7	(4.5)
Net Income to Common	**$1,603**	**$1,581**	**$1,209**	**1.4 %**	**32.6 %**	**$—**	**($81)**	**($198)**	**(3.5) %**	**13.9 %**
Net Interest Margin[1]	2.72%	2.71%	2.70%	1 bps	2 bps	—%	—%	—%	1 bps	2 bps
Efficiency Ratio[2]	60.8%	61.5%	66.4%	(70) bps	(560) bps	—%	1.6%	3.9%	90 bps	(170) bps
Diluted EPS	$1.03	$1.01	$.78	2.0 %	32.1 %	$.00	$(.06)	$(.12)	(3.7) %	14.4 %

U.S. Bancorp

[1] Taxable-equivalent basis
[2] Non-GAAP; see appendix for calculations and description of notable items

23

U.S. Bancorp 24 $371.1 $375.7 $379.0 1Q24 4Q24 1Q25 Average Loans +0.9% linked quarter +2.1% year-over-year $ in billions 1 Includes $12B in Payments commercial loans ▪ On a year-over-year basis, average total loan growth was driven by higher commercial, residential mortgages, and credit card loans, which was partially offset by lower commercial real estate and other retail loans ▪ On a linked quarter basis, increase in average total loans was driven by higher commercial and residential mortgages, which was partially offset by lower commercial real estate and other retail loans Average % of Average Change vs. 1Q 2025 Balance Total 4Q24 1Q24 Commercial1 $140 37% 3.5% 7.2 % Commercial Real Estate 49 13% (2.0) (7.8) Residential Mortgages 119 31% 0.4 2.8 Credit Card 29 8% (0.1) 5.2 Other Retail 42 11% (1.9) (4.4) Total Loans $379 0.9% 2.1%

U.S. Bancorp 25 ▪ On a year-over-year basis, average total deposits growth was driven by higher savings deposits, time deposits, and interest checking, which was partially offset by lower noninterest- bearing deposits and money market savings balances ▪ On a linked quarter basis, decrease in average total deposits was driven by lower noninterest-bearing deposits, money market savings, and time deposits, which was partially offset by higher savings accounts and interest checking balances Average Deposits -1.1% linked quarter +0.7% year-over-year $ in billions Noninterest-bearing Interest-bearing 1Q24 4Q24 1Q25 Average Average Change vs. 1Q 2025 Balance 4Q24 1Q24 Noninterest-bearing deposits $80 (3.9) % (6.0) % Money market savings 195 (5.4) (0.5) Interest checking 126 0.4 0.5 Savings accounts 50 22.0 20.7 Time deposits 56 (1.9) 0.6 Total interest-bearing deposits $427 (0.6) % 2.0 % Total Deposits $507 (1.1) % 0.7% $506.5$512.3$503.1

U.S. Bancorp 26 $ in billions 1Q25 4Q24 3Q24 2Q24 1Q24 Total U.S. Bancorp shareholders’ equity $60.1 $58.6 $58.9 $56.4 $55.6 Basel III Standardized Approach 1 Fully implemented common equity tier 1 capital ratio 10.8% 10.5% 10.5% 10.2% 9.9 % Tier 1 capital ratio 12.4% 12.2% 12.2% 11.9% 11.6 % Total risk-based capital ratio 14.4% 14.3% 14.2% 14.0% 13.7 % Leverage ratio 8.4% 8.3% 8.3% 8.1% 8.1 % Common equity to assets 7.9% 7.6% 7.6% 7.3% 7.1 % Tangible common equity to tangible assets 2 6.0% 5.8% 5.7% 5.4% 5.2 % Tangible common equity to risk-weighted assets 2 8.9% 8.5% 8.6% 8.0% 7.8 % Common equity tier 1 capital to risk-weighted assets, reflecting transitional regulatory capital requirements related to the current expected credit losses methodology 1 — % 10.6% 10.5% 10.3% 10.0% 1 Beginning January 1, 2025, the regulatory capital requirements fully reflect implementation related to the CECL methodology. Prior to 2025, the Company’s capital ratios reflected certain transitional adjustments. 2 Non-GAAP; see appendix for calculations Capital Position 2 2 2 2

Payment Services

Payments Total Net Revenue by Business (1Q25)



32%
68%

- Payments: Consumer & Small Business (PCS)
- Payments: Merchant & Institutional (PMI)

- Net interest income (taxable-equivalent basis)
- Noninterest income



42%
58%

Historical Linked Quarter Seasonality for Payment Fees Revenue[1]

Segment	1Q	2Q	3Q	4Q
Card[2]	↓	↑	stable	↑
Corporate Payments	stable	↑	↑	↓
Merchant Processing	↓	↑	↑	↓

Highlights

- New PCS and PMI heads driving payments transformation
- Launched a new industry leading Shield card with 24-month 0% intro APR
- Rolled out a new Spend Management suite of capabilities for Small Business cardholders
- Introduced bundled Business Essentials products, for a more complete banking and payments client offering
- Merchant Processing Services now #5 in bank card merchant acquiring by sales volume[3]
- Tech-led[4] investments fueling 11% YoY tech-led fee growth in 1Q25, representing 36% of MPS revenue

Fee Revenue Growth Rates

Total Card
+1.5% Year-Over-Year › +4.2% Credit only

Merchant Processing (MPS)
+3.5% Year-Over-Year

Corporate Payments (CPS)
+2.7% Year-Over-Year

1 Linked quarter change based on trends from 2015 to 2019
2 Includes Prepaid Card
3 2025 Nilson report issue #1282, March 2025; Merchant acquirer as ranked by MasterCard / Visa purchase volume
4 Tech-led includes digital, omni-commerce and e-commerce as well as investments in integrated software providers

U.S. Bancorp
27

U.S. Bancorp 28 $130,767 $134,339 $133,138 $135,384 $140,130 0.36% 0.43% 0.44% 0.43% 0.47 % Average Loans NCO% 1Q24 2Q24 3Q24 4Q24 1Q25 Credit Quality – Commercial Key StatisticsAverage Loans ($M) and Net Charge-offs Ratio (0.3)% 2.7% (0.9)% 1.7% 3.5% Linked Quarter Growth Key Points ▪ Average loans increased by 3.5% on a linked quarter basis ▪ Utilization increased quarter-over-quarter to 25.1% for 1Q25 versus 24.6% for 4Q24 ▪ Non-performing loans ratio decreased 5 bps quarter-over-quarter $ in millions 1Q24 4Q24 1Q25 Average Loans $130,767 $135,384 $140,130 30-89 Delinquencies 0.23% 0.26% 0.21% 90+ Delinquencies 0.08% 0.07% 0.07 % Non-performing Loans 0.41% 0.48% 0.43 % Revolving Line Utilization Trend 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 15% 20% 25% 30% 35% 40%

U.S. Bancorp 29 CRE by Loan Type Mortgage 58% Owner Occupied 21% Construction 21% Credit Quality – Commercial Real Estate Key Points Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (1.5)% (1.4)% (1.6)% (3.1)% (2.0)% ▪ Average loans decreased by 2.0% on a linked quarter basis ▪ Non-performing loans ratio decreased 8 bps quarter-over-quarter ▪ Net charge-off rate improvement reflects a large recovery and lower net charge-offs compared to the prior quarter 1 SFR = Single Family Residential $53,037 $52,289 $51,454 $49,871 $48,890 0.16% 0.28% 0.54% 0.30% (0.03) % Average Loans NCO% 1Q24 2Q24 3Q24 4Q24 1Q25 CRE by Property Class SFR Construction 7% Owner Occupied 21% Multi-Family 37% Office 11% Industrial 10% Other 14% $ in millions 1Q24 4Q24 1Q25 Average Loans $53,037 $49,871 $48,890 30-89 Delinquencies 0.04% 0.16% 0.12% 90+ Delinquencies 0.00% 0.02% 0.01 % Non-performing Loans 1.71% 1.69% 1.61% 1

U.S. Bancorp 30 $115,639 $116,478 $117,559 $118,406 $118,844 0.00% (0.01) % (0.01) % (0.01) % 0.00 % Average Loans NCO% 1Q24 2Q24 3Q24 4Q24 1Q25 Credit Quality – Residential Mortgage Key Points ▪ Average loans increased by 0.4% on a linked quarter basis ▪ Continued low losses and non-performing loans supported by strong portfolio credit quality and collateral values ▪ Excluding the impact of L.A. wildfires, the 30-89 delinquencies would be slightly lower on a linked quarter basis and flat year-over-year ▪ Originations continue to reflect high credit quality (weighted average credit score of 770, weighted average LTV of 70%) Linked Quarter Growth Average Loans ($M) and Net Charge-offs Ratio Key Statistics $ in millions 1Q24 4Q24 1Q25 Average Loans $115,639 $118,406 $118,844 30-89 Delinquencies 0.12% 0.16% 0.25% 90+ Delinquencies 0.12% 0.17% 0.19 % Non-performing Loans 0.13% 0.13% 0.12% 0.4% 0.7% 0.9% 0.7% 0.4% Residential Mortgage Delinquencies ($M) 30-89 days past due 90+ days past due 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 31 $27,942 $28,349 $28,994 $29,438 $29,404 4.26% 4.47% 4.10% 4.28% 4.48 % Average Loans NCO% 1Q24 2Q24 3Q24 4Q24 1Q25 Credit Quality – Credit Card Key Points ▪ Average loans decreased by 0.1% on a linked quarter basis ▪ Net charge-off rate increased to 4.48% consistent with seasonal patterns ▪ 30-89 and 90+ day delinquency rates improved on a linked quarter and year-over-year basis Average Loans ($M) and Net Charge-offs Ratio Key Statistics 0.7% 1.5% 2.3% 1.5% (0.1)% Linked Quarter Growth $ in millions 1Q24 4Q24 1Q25 Average Loans $27,942 $29,438 $29,404 30-89 Delinquencies 1.40% 1.41% 1.31% 90+ Delinquencies 1.42% 1.43% 1.40 % Non-performing Loans — % — % — % Credit Card Delinquencies ($M) 30-89 days past due 90+ days past due 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 $— $200 $400 $600 $800 $1,000

U.S. Bancorp 32 Credit Quality – Other Retail Key Points ▪ Average loans decreased by 1.9% on a linked quarter basis ▪ Non-performing loans ratio remained relatively flat quarter-over-quarter ▪ Net charge-off ratio increased 2 bps on a linked quarter basis driven by Retail Leasing Average Loans ($M) and Net Charge-offs Ratio Key Statistics Linked Quarter Growth (2.9)% (1.0)% (0.7)% (0.9)% (1.9)% $43,685 $43,230 $42,925 $42,556 $41,760 0.51% 0.45% 0.47% 0.59% 0.61 % Average Loans NCO% 1Q24 2Q24 3Q24 4Q24 1Q25 Auto Loans 15% Installment 34% Home Equity 32% Retail Leasing 10% Revolving Credit 9% $ in millions 1Q24 4Q24 1Q25 Average Loans $43,685 $42,556 $41,760 30-89 Delinquencies 0.55% 0.54% 0.50% 90+ Delinquencies 0.15% 0.15% 0.14 % Non-performing Loans 0.32% 0.35% 0.36%

U.S. Bancorp 33 Financial Targets ROA ROTCE Fee Income Growth Efficiency Ratio 1.15% to 1.35% High teens Mid-single digits Mid-to-high 50s Medium-term1 Key assumptions2 Modest GDP growth Stable unemployment rate Moderating inflation Current tax policy Fed Funds rate path consistent with market implied Upward sloping yield curve driven by rate cuts Stable credit quality 1 Medium-term represents 2026 & 2027 2 Key assumptions as of September 12, 2024 and presented at Investor Day

U.S. Bancorp 34 Non-GAAP Financial Measures (1), (2) – see last page in appendix for corresponding notes Three Months Ended (Dollars in Millions, Unaudited) March 31, 2025 December 31, 2024 March 31, 2024 Net interest income $ 4,092 $ 4,146 $ 3,985 Taxable-equivalent adjustment (1) 30 30 30 Net interest income, on a taxable-equivalent basis 4,122 4,176 4,015 Net interest income, on a taxable-equivalent basis (as calculated above) 4,122 4,176 4,015 Noninterest income 2,836 2,833 2,700 Less: Securities gains (losses), net — (1) 2 Total net revenue, excluding net securities gains (losses) (a) 6,958 7,010 6,713 Noninterest expense (b) 4,232 4,311 4,459 Efficiency ratio (b)/(a) 60.8% 61.5% 66.4 % Total net revenue, excluding net securities gains (losses) (as calculated above) (c) $ 7,010 $ 6,713 Noninterest expense 4,311 4,459 Less: Notable items (2) 109 265 Noninterest expense, excluding notable items (d) 4,202 4,194 Efficiency ratio, excluding notable items (d)/(c) 59.9% 62.5 % Net income attributable to U.S. Bancorp $ 1,663 $ 1,319 Less: Notable items (2) (82) (199) Net income attributable to U.S. Bancorp, excluding notable items 1,745 1,518 Annualized net income attributable to U.S. Bancorp, excluding notable items (e) 6,942 6,105 Average assets (f) 671,907 653,909 Return on average assets, excluding notable items (e)/(f) 1.03% 0.93 % Net income applicable to U.S. Bancorp common shareholders $ 1,581 $ 1,209 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (81) (198) Net income applicable to U.S. Bancorp common shareholders, excluding notable items 1,662 1,407 Annualized net income applicable to U.S. Bancorp common shareholders, excluding notable items (g) 6,612 5,659 Average common equity (h) 52,004 48,859 Return on average common equity, excluding notable items (g)/(h) 12.7% 11.6 % Net income applicable to U.S. Bancorp common shareholders, excluding notable items (as calculated above) (i) $ 1,662 $ 1,407 Average diluted common shares outstanding (j) 1,560 1,559 Diluted earnings per common share, excluding notable items (i)/(j) $ 1.07 $ 0.90

U.S. Bancorp 35 Three Months Ended (Dollars in Millions, Unaudited) March 31, 2025 December 31, 2024 March 31, 2024 Net income applicable to U.S. Bancorp common shareholders $ 1,603 $ 1,581 $ 1,209 Intangibles amortization (net-of-tax) 97 110 115 Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization 1,700 1,691 1,324 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a) 6,894 6,727 5,325 Average total equity 60,071 59,272 56,131 Average preferred stock (6,808) (6,808) (6,808) Average noncontrolling interests (460) (460) (464) Average goodwill (net of deferred tax liability) (3) (11,513) (11,515) (11,473) Average intangible assets (net of deferred tax liability), other than mortgage servicing rights (1,806) (1,885) (2,208) Average tangible common equity (b) 39,484 38,604 35,178 Return on tangible common equity (a)/(b) 17.5% 17.4% 15.1 % Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (as calculated above) $ 1,691 $ 1,324 Less: Notable items, including the impact of earnings allocated to participating stock awards (2) (81) (198) Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items 1,772 1,522 Annualized net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization and notable items (c) 7,049 6,121 Average tangible common equity (as calculated above) (d) 38,604 35,178 Return on tangible common equity, excluding notable items (c)/(d) 18.3% 17.4% (2), (3) – see last page in appendix for corresponding notes Non-GAAP Financial Measures

Non-GAAP Financial Measures

(Dollars and Shares in Millions Except Per Share Data, Unaudited)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total equity	$ 60,558	$ 59,040	$ 59,321	$ 56,885	$ 56,033
Preferred stock	(6,808)	(6,808)	(6,808)	(6,808)	(6,808)
Noncontrolling interest	(462)	(462)	(462)	(465)	(465)
Common equity (a)	53,288	51,770	52,051	49,612	48,760
Goodwill (net of deferred tax liability) (3)	(11,521)	(11,508)	(11,540)	(11,449)	(11,459)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(1,761)	(1,846)	(1,944)	(2,047)	(2,158)
Tangible common equity (b)	40,006	38,416	38,567	36,116	35,143
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation		47,877	47,164	46,239	45,239
Adjustments (4)		(433)	(433)	(433)	(433)
Common equity tier 1 capital, reflecting the full implementation of the current expected credit losses methodology (c)		47,444	46,731	45,806	44,806
Total assets (d)	676,489	678,318	686,469	680,058	683,606
Goodwill (net of deferred tax liability) (3)	(11,521)	(11,508)	(11,540)	(11,449)	(11,459)
Intangible assets (net of deferred tax liability), other than mortgage servicing rights	(1,761)	(1,846)	(1,944)	(2,047)	(2,158)
Tangible assets (e)	663,207	664,964	672,985	666,562	669,989
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation if applicable (f) *	450,290	450,498	447,476	449,111	452,831
Adjustments (5) *		(368)	(368)	(368)	(368)
Risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (g) *		450,130	447,108	448,743	452,463
Common shares outstanding (h)	1,560	1,560	1,561	1,560	1,560
Ratios					
Common equity to assets (a)/(d)	7.9%	7.6%	7.6%	7.3%	7.1%
Tangible common equity to tangible assets (b)/(e)	6.0	5.8	5.7	5.4	5.2
Tangible common equity to risk-weighted assets (b)/(f)	8.9	8.5	8.6	8.0	7.8
Common equity tier 1 capital to risk-weighted assets, reflecting the full implementation of the current expected credit losses methodology (c)/(g)		10.5	10.5	10.2	9.9
Tangible book value per common share (b)/(h)	$ 25.64	$ 24.63	$ 24.71	$ 23.15	$ 22.53

(3), (4), (5) – see last page in appendix for corresponding notes
*Preliminary data. Subject to change prior to filings with applicable regulatory agencies.

U.S. Bancorp
36

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	March 31, 2023
Common equity tier 1 capital, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation (a)	48,482	47,877	47,164	46,239	45,239	42,027
Accumulated Other Comprehensive Income (AOCI) related adjustments (6)	(8,737)	(9,198)	(8,648)	(9,801)	(9,869)	(10,153)
Common equity tier 1 capital, including AOCI related adjustments (6) (b)	39,745	38,679	38,516	36,438	35,370	31,874
Risk-weighted assets, determined in accordance with transitional regulatory capital requirements related to the current expected credit losses methodology implementation (c)	450,290	450,498	447,476	449,111	452,831	494,048
Ratios						
Common equity tier 1 capital ratio (a)/(c)	10.8 %	10.6 %	10.5 %	10.3 %	10.0 %	8.5 %
Common equity tier 1 capital ratio, including AOCI related adjustments (6) (b)/(c)	8.8	8.6	8.6	8.1	7.8	6.5

(Dollars in Millions, Unaudited)	Year Ended December 31, 2024
Net interest income	$ 16,289
Taxable-equivalent adjustment (1)	120
Net interest income, on a taxable-equivalent basis	$ 16,409
Net interest income, on a taxable-equivalent basis (as calculated above)	16,409
Noninterest income	$ 11,046
Less: Securities gains (losses) (7)	(119)
Total net revenue, excluding net securities gains (losses)	27,574

U.S. Bancorp

(1), (6), (7) – see last page in appendix for corresponding notes

37

U.S. Bancorp 38 Non-GAAP Financial Measures ($ in millions) Three Months Ended March 31, 2025 Line of Business Financial Performance Net Revenue Wealth, Corporate, Commercial and Institutional Banking $ 2,910 Consumer and Business Banking 2,166 Payment Services 1,778 Treasury and Corporate Support 104 Total Company 6,958 Less Treasury and Corporate Support 104 Total Company excluding Treasury and Corporate Support $ 6,854 Percent of Total Company Wealth, Corporate, Commercial and Institutional Banking 42 % Consumer and Business Banking 31 % Payment Services 26 % Treasury and Corporate Support 1 % Total Company 100 % Percent of Total Company excluding Treasury and Corporate Support Wealth, Corporate, Commercial and Institutional Banking 42 % Consumer and Business Banking 32 % Payment Services 26 % Total Company excluding Treasury and Corporate Support 100%

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	Three Months Ended March 31, 2025	March 31, 2024	December 31, 2024	December 31, 2023	September 30, 2024	September 30, 2023
Net interest income	$ 4,092	$ 3,985	$ 4,146	$ 4,111	$ 4,135	$ 4,236
Taxable-equivalent adjustment (1)	30	30	30	31	31	32
Net interest income, on a taxable-equivalent adjustment basis	4,122	4,015	4,176	4,142	4,166	4,268
Net interest income, on a taxable-equivalent basis (as calculated above)	4,122	4,015	4,176	4,142	4,166	4,268
Noninterest income	2,836	2,700	2,833	2,620	2,698	2,764
Less: Securities gains (losses), net (7)					(119)	—
Total net revenue, excluding net securities gains (losses)					6,983	7,032
Percentage change (e)					(0.7)%	
Total net revenue	6,958	6,715	7,009	6,762	6,864	7,032
Percent change (a)	3.6 %		3.7 %		(2.4)%	
Less: Notable items (2)	—	—	—	(118)	—	—
Total net revenue, excluding notable items	6,958	6,715	7,009	6,880	6,864	7,032
Percent change (b)	3.6 %		1.9 %		(2.4)%	
Noninterest expense	4,232	4,459	4,311	5,219	4,204	4,530
Percentage change (c)	(5.1)%		(17.4)%		(7.2)%	
Less: Notable items (2)	—	265	109	1,015	—	284
Total noninterest expense, excluding notable items	4,232	4,194	4,202	4,204	4,204	4,246
Percentage change (d)	0.9 %		— %		(1.0)%	
Operating leverage (a) - (c)	8.7 %		21.1 %		4.8 %	
Operating leverage, excluding notable items (b) - (d)	2.7 %		1.9 %		(1.4)%	
Operating leverage 3Q24, excl. notable items and net securities losses (e) - (d)					0.3 %	

U.S. Bancorp
(1), (2), (7) – see last page in appendix for corresponding notes
39

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	Three Months Ended June 30, 2024	June 30, 2023	March 31, 2024	March 31, 2023	December 31, 2023	December 31, 2022
Net interest income	$ 4,023	$ 4,415	$ 3,985	$ 4,634	$ 4,111	$ 4,293
Taxable-equivalent adjustment (1)	29	34	30	34	31	32
Net interest income, on a taxable-equivalent adjustment basis	4,052	4,449	4,015	4,668	4,142	4,325
Net interest income, on a taxable-equivalent basis (as calculated above)	4,052	4,449	4,015	4,668	4,142	4,325
Noninterest income	2,815	2,726	2,700	2,507	2,620	2,043
Total net revenue	6,867	7,175	6,715	7,175	6,762	6,368
Percent change (a)	(4.3)%		(6.4)%		6.2 %	
Less: Notable items (2)	—	(22)	—	—	(118)	(399)
Total net revenue, excluding notable items	6,867	7,197	6,715	7,175	6,880	6,767
Percent change (b)	(4.6)%		(6.4)%		1.7 %	
Noninterest expense	4,214	4,569	4,459	4,555	5,219	4,043
Percentage change (c)	(7.8)%		(2.1)%		29.1 %	
Less: Notable items (2)	26	310	265	244	1,015	90
Total noninterest expense, excluding notable items	4,188	4,259	4,194	4,311	4,204	3,953
Percentage change (d)	(1.7)%		(2.7)%		6.4 %	
Operating leverage (a) - (c)	3.5 %		(4.3)%		(22.9)%	
Operating leverage, excluding notable items (b) - (d)	(2.9)%		(3.7)%		(4.7)%	

U.S. Bancorp

(1), (2) – see last page in appendix for corresponding notes

40

Non-GAAP Financial Measures

(Dollars in Millions, Unaudited)	Three Months Ended September 30, 2023	September 30, 2022	June 30, 2023	June 30, 2022	March 31, 2023	March 31, 2022
Net interest income	$ 4,236	$ 3,827	$ 4,415	$ 3,435	$ 4,634	$ 3,173
Taxable-equivalent adjustment (1)	32	30	34	29	34	27
Net interest income, on a taxable-equivalent adjustment basis	4,268	3,857	4,449	3,464	4,668	3,200
Net interest income, on a taxable-equivalent basis (as calculated above)	4,268	3,857	4,449	3,464	4,668	3,200
Noninterest income	2,764	2,469	2,726	2,548	2,507	2,396
Total net revenue	7,032	6,326	7,175	6,012	7,175	5,596
Percent change (a)	11.2 %		19.4 %		28.2 %	
Less: Notable items (2)	—	—	(22)	—	—	—
Total net revenue, excluding notable items	7,032	6,326	7,197	6,012	7,175	5,596
Percent change (b)	11.2 %		19.7 %		28.2 %	
Noninterest expense	4,530	3,637	4,569	3,724	4,555	3,502
Percentage change (c)	24.6 %		22.7 %		30.1 %	
Less: Notable items (2)	284	42	310	197	244	—
Total noninterest expense, excluding notable items	4,246	3,595	4,259	3,527	4,311	3,502
Percentage change (d)	18.1 %		20.7 %		23.1 %	
Operating leverage (a) - (c)	(13.4)%		(3.3)%		(1.9)%	
Operating leverage, excluding notable items (b) - (d)	(6.9)%		(1.0)%		5.1 %	

U.S. Bancorp
(1), (2) – see last page in appendix for corresponding notes
41

U.S. Bancorp 42 Notes 1. Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes. 2. Notable items for the three months ended December 31, 2024 of $109 million ($82 million net-of-tax) included lease impairments and operational efficiency actions. Notable items for the three months ended June 30, 2024 included a $26 million ($19 million net-of-tax) charge for the increase in FDIC special assessment. Notable items for the three months ended March 31, 2024 of $265 million ($199 million net-of-tax) included $155 million of merger and integration-related charges and a $110 million charge for the increase in the FDIC special assessment. Notable items for the three months ended December 31, 2023 of $1.1 billion ($780 million net-of-tax, including a $70 million discrete tax benefit) included $(118) million of noninterest income related to investment securities balance sheet repositioning and capital management actions, $171 million of merger and integration-related charges, $734 million of FDIC special assessment charges and a $110 million charitable contribution. Notable items for the three months ended September 30, 2023 included $284 million ($213 million net-of-tax) of merger and integration-related charges. Notable items for the three months ended June 30, 2023 of $575 million ($432 million net-of-tax) included $(22) million of noninterest income related to balance sheet repositioning and capital management actions, $310 million of merger and integration-related charges, and $243 million of provision for credit losses related to balance sheet repositioning and capital management actions. Notable items for the three months ended March 31, 2023 included $244 million ($183 million net-of-tax) of merger and integration- related charges. Notable items for the three months ended December 31, 2022 of $1.3 billion ($952 million net-of-tax) included $(399) million of noninterest income related to balance sheet repositioning and capital management actions, $90 million of merger and integration- related charges and $791 million of provision for credit losses related to the acquisition of Union Bank and balance sheet optimization activities.

U.S. Bancorp 43 Notes 1. Notable items for the three months ended September 30, 2022 included $42 million ($33 million net-of-tax) of merger and integration-related charges 2. Notable items for the three months ended June 30, 2022 included $197 million ($153 million net of tax) of merger and integration- related charges. 3. Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements. 4. Includes the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology net of deferred taxes. 5. Includes the impact of the estimated increase in the allowance for credit losses related to the adoption of the current expected credit losses methodology. 6. Includes Accumulated Other Comprehensive Income (AOCI) related to available for sale securities, pension plans, and available for sale to held to maturity transfers. 7. Securities gains (losses) for the third quarter of 2024 related to investment portfolio repositioning.

U.S. Bancorp 44